Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds period ended March 31, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $29,607.

72DD1 		Class A	3,865
		Class B	646
		Class C	17

72DD2		Class M	97
		Class R	-

73A1		Class A	.087
		Class B	.018
		Class C	.010

73A2		Class M	.037
		Class R	.086

74U1		Class A	42,124
		Class B	32,070
		Class C	1,611

74U2		Class M	2,293
		Class R	-

74V1		Class A	10.67
		Class B	10.01
		Class C	10.32

74V2		Class M	10.25
		Class R	10.67